Registration No. 333-__
As filed with the Securities and Exchange Commission on February 22, 2011

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

The Ensign Group, Inc.
(Exact name of registrant as specified in its charter)

Delaware	33-0861263
(State or other jurisdiction	(IRS Employer Identification No.)
of incorporation or organization)

27101 Puerta Real, Suite 450, Mission Viejo, CA	92691
(Address of principal executive offices)	(Zip code)

The Ensign Group, Inc. 2007 Omnibus Incentive Plan
(Full title of the plan)

Gregory K. Stapley, Esq.	With a copy to:
Executive Vice President and General Counsel	Ellen S. Bancroft, Esq.
The Ensign Group, Inc.	Dorsey & Whitney LLP
27101 Puerta Real, Suite 450	38 Technology Drive
Mission Viejo, CA 92691	Irvine, CA 92618
(Name and Address of agent for service)	(949) 932-3600

(949) 487-9500
(Telephone number, including area code, of agent for service)
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☑	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

		Proposed
		maximum
		offering
Title of securities	Amount to	price per	Proposed maximum	Amount of
to be registered	be registered(1)	share (2)	aggregate offering price (2)	registration fee
Common stock, $0.001 par value, issuable pursuant to The Ensign Group, Inc. 2007 Omnibus Incentive Plan	829,150	$26.24	$21,756,896	$2,526

(1)	This Registration Statement shall also cover any additional shares of the Registrant’s common stock that become issuable by reason of any stock dividend, stock split, recapitalization or any other similar transaction effected without the Registrant’s receipt of consideration which results in an increase in the number of outstanding shares of the Registrant’s common stock.

(2)	Estimated solely for calculating the registration fee in accordance with Rules 457(c) and 457(h) under the Securities Act of 1933, on the basis of the average of the high and low sales prices per share of the Registrant’s common stock on February 15, 2010, as reported by The NASDAQ Stock Market.

EXPLANATORY NOTE
This registration statement is being filed solely for the registration of additional shares of common stock of The Ensign Group, Inc. (the “Company”) for issuance pursuant to The Ensign Group, Inc. 2007 Omnibus Incentive Plan (the “Plan”). Accordingly, pursuant to General Instruction E to Form S-8, the contents of the earlier registration statement relating to the Plan (Registration No. 333-148379) are hereby incorporated by reference in this registration statement.
PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 3. Incorporation of Documents by Reference.
The Ensign Group, Inc. (the “Registrant”) hereby incorporates by reference into this registration statement the following documents, which have been filed with the Securities and Exchange Commission (the “Commission”):
(a)	the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2010 filed with the Commission on February 16, 2011;

(b)	the Registrant’s Current Report on Form 8-K filed with the Commission on January 6, 2011 and February 17, 2011; and

(c)	the description of the Registrant’s common stock, par value $0.001 per share, contained in the Registrant’s Registration Statement on Form 8-A (File No. 001-33757) filed on October 19, 2007, including any amendment or report filed for the purpose of updating such description.
All reports and definitive proxy or information statements filed pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) after the date of this registration statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference into this registration statement and to be a part hereof from the date of filing of such documents. The Registrant expressly excludes from such incorporation information furnished pursuant to Item 2.02 or Item 7.01 of any Current Report on Form 8-K. Any document or any statement contained in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a subsequently filed document or a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated herein by reference modifies or supersedes such document or such statement. Any such document or statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Item 8. Exhibits.

Exhibit
No.	Description	Where Located
4.1	Fifth Amended and Restated Certificate of Incorporation of the Registrant	Incorporated by reference to Exhibit 3.1 to the Registrant’s Quarterly Report on Form 10-Q (File No. 001-33757) filed with the Securities and Exchange Commission on December 21, 2007

4.2	Amended and Restated Bylaws of the Registrant	Incorporated by reference to Exhibit 3.2 to the Registrant’s Quarterly Report on Form 10-Q (File No. 001-33757) filed with the Securities and Exchange Commission on December 21, 2007

4.3	Specimen stock certificate	Incorporated by reference to Exhibit 4.1 to the Registrant’s Registration Statement on Form S-1, as amended (File No. 333-142897)

5.1	Opinion of Dorsey & Whitney LLP	Filed herewith

23.1	Consent of Deloitte & Touche LLP	Filed herewith

23.2	Consent of Dorsey & Whitney LLP (contained in Exhibit 5.1 to this registration statement)	Filed herewith

24.1	Power of Attorney (included in the signature pages to this registration statement)	Filed herewith

99.1	The Ensign Group, Inc. 2007 Omnibus Incentive Plan	Incorporated by reference to Exhibit 10.3 to the Registrant’s Registration Statement on Form S-1, as amended (File No. 333-142897)

99.2	Form of 2007 Omnibus Incentive Plan Stock Option Agreement	Incorporated by reference to Exhibit 10.4 to the Registrant’s Registration Statement on Form S-1, as amended (File No. 333-142897)

99.3	Form of 2007 Omnibus Incentive Plan Restricted Stock Agreement	Incorporated by reference to Exhibit 10.1 to the Registrant’s current report on Form 8-K filed on May 28, 2010 (File No. 333-142897)

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Mission Viejo, State of California on February 22, 2011.

THE ENSIGN GROUP, INC.
By:	/s/ Christopher R. Christensen
Christopher R. Christensen
Chief Executive Officer and President
POWER OF ATTORNEY
KNOW ALL MEN BY THESE PRESENTS that each of the undersigned officers and directors does hereby constitute and appoint Christopher R. Christensen and Alan J. Norman, and each of them, or their substitute or substitutes, as his or her true and lawful attorneys-in-fact and agents, with full power and authority to do any and all acts and things and to execute and file or cause to be filed any and all instruments, documents or exhibits which said attorneys and agents, or either one of them, determine may be necessary or advisable or required to enable said corporation to comply with the Securities Act of 1933, as amended, and any rules or regulations or requirements of the Securities and Exchange Commission in connection with this registration statement. Without limiting the generality of the foregoing power and authority, the powers granted include the power and authority to sign the names of the undersigned officers and directors in the capacities indicated below to this registration statement, to any and all amendments, both pre-effective and post-effective, and supplements to this registration statement and to any and all instruments, documents or exhibits filed as part of or in conjunction with this registration statement or amendments or supplements thereof, with the powers of substitution and revocation, and each of the undersigned hereby ratifies and confirms all that said attorneys and agents, or either one of them, or their substitute or substitutes, shall lawfully do or cause to be done by virtue hereof. In witness whereof, each of the undersigned has executed this Power of Attorney as of the dates indicated below.
Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated below.

Signature	Title	Date

/s/ Christopher R. Christensen	Chief Executive Officer, President and Director	February 22, 2011
Christopher R. Christensen	(principal executive officer)

/s/ Suzanne D. Snapper	Chief Financial Officer (principal financial and	February 22, 2011
Suzanne D. Snapper	accounting officer)

/s/ Roy E. Christensen	Director	February 22, 2011
Roy E. Christensen

/s/ Antoinette T. Hubenette	Director	February 22, 2011
Antoinette T. Hubenette

/s/ Thomas A. Maloof	Director	February 22, 2011
Thomas A. Maloof

/s/ Van R. Johnson	Director	February 22, 2011
Van R. Johnson

/s/ John G. Nackel	Director	February 22, 2011
John G. Nackel

EXHIBIT INDEX

Exhibit
No.	Description	Where Located
4.1	Fifth Amended and Restated Certificate of Incorporation of the Registrant	Incorporated by reference to Exhibit 3.1 to the Registrant’s Quarterly Report on Form 10-Q (File No. 001-33757) filed with the Securities and Exchange Commission on December 21, 2007

4.2	Amended and Restated Bylaws of the Registrant	Incorporated by reference to Exhibit 3.2 to the Registrant’s Quarterly Report on Form 10-Q (File No. 001-33757) filed with the Securities and Exchange Commission on December 21, 2007

4.3	Specimen stock certificate	Incorporated by reference to Exhibit 4.1 to the Registrant’s Registration Statement on Form S-1, as amended (File No. 333-142897)

5.1	Opinion of Dorsey & Whitney LLP	Filed herewith

23.1	Consent of Deloitte & Touche LLP	Filed herewith

23.2	Consent of Dorsey & Whitney LLP (contained in Exhibit 5.1 to this registration statement)	Filed herewith

24.1	Power of Attorney (included in the signature pages to this registration statement)	Filed herewith

99.1	The Ensign Group, Inc. 2007 Omnibus Incentive Plan	Incorporated by reference to Exhibit 10.3 to the Registrant’s Registration Statement on Form S-1, as amended (File No. 333-142897)

99.2	Form of 2007 Omnibus Incentive Plan Stock Option Agreement	Incorporated by reference to Exhibit 10.4 to the Registrant’s Registration Statement on Form S-1, as amended (File No. 333-142897)

99.3	Form of 2007 Omnibus Incentive Plan Restricted Stock Agreement	Incorporated by reference to Exhibit 10.1 to the Registrant’s current report on Form 8-K filed on May 28, 2010 (File No. 333-142897)